UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2012

CRESTWOOD MIDSTREAM PARTNERS LP

(Exact name of registrant as specified in charter)

Delaware	001-33631	56-2639586
(State of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

717 Texas Avenue, Suite 3150 Houston, TX	77002
(Address of principal executive offices)	(Zip Code)

(832) 519-2200

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Amended and Restated Limited Liability Company Agreement of Crestwood Marcellus Midstream LLC

On March 26, 2012, in connection with the closing described in Item 2.01 below, Crestwood Marcellus Pipeline LLC, a wholly-owned subsidiary of Crestwood Midstream Partners LP (the “Partnership”), and Crestwood Marcellus Holdings LLC, a wholly-owned subsidiary of Crestwood Holdings LLC (“Crestwood Holdings”), entered into an Amended and Restated Limited Liability Company Agreement (the “LLC Agreement”) of Crestwood Marcellus Midstream LLC (“Crestwood Marcellus”), a joint venture indirectly owned 35% by the Partnership and 65% by Crestwood Holdings.

Pursuant to the LLC Agreement, the Partnership will serve as operator of Crestwood Marcellus. However, certain actions will require the unanimous consent of the members, including among other actions, the approval of Crestwood Marcellus’s annual operating and capital budgets, any merger or consolidation, and the issuance of equity interests.

The LLC Agreement also provides for a right of first offer, drag along and tag-along rights as well as certain limitations on the transfer of membership interests in or assets of Crestwood Marcellus.

A copy of the LLC Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing summary of such agreement does not purport to be complete and is qualified in its entirety by reference to Exhibit 10.1 hereto.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On March 26, 2012, the Partnership and Crestwood Holdings completed its previously announced acquisition of certain Marcellus Shale gathering system assets owned by Antero Resources Appalachian Corporation (“Antero”) located in Harrison and Doddridge Counties, West Virginia for approximately $376.8 million in cash (which included preliminary closing adjustments of $1.8 million related to first quarter 2012 operations and capital spending) plus an earn-out which would allow Antero to earn additional purchase price payments of up to $40 million based upon the average annual production levels achieved during 2012 and 2013. Crestwood Marcellus financed the acquisition primarily with equity contributions provided by the Partnership and Crestwood Holdings. The Partnership contributed approximately $131 million, in exchange for a 35% membership interest in Crestwood Marcellus held by its wholly-owned subsidiary and Crestwood Holdings contributed approximately $244 million in return for a 65% membership interest in Crestwood Marcellus held by its wholly-owned subsidiary. The Partnership utilized available capacity under its senior secured revolving credit facility to fund its contribution to Crestwood Marcellus.

Item 7.01	Regulation FD Disclosure

On March 26, 2012, the Partnership and Crestwood Holdings Partners LLC issued a press release announcing the closing referenced in Item 2.01 above. A copy of the press release is furnished as Exhibit 99.1 attached hereto.

The information contained in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Amended and Restated Limited Liability Company Agreement of Crestwood Marcellus Midstream, LLC dated March 26, 2012

99.1	Press release dated March 26, 2012

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRESTWOOD MIDSTREAM PARTNERS LP

	By:	Crestwood Gas Services GP LLC its General Partner

Date: March 27, 2012	By:	/s/ Kelly J. Jameson
Kelly J. Jameson
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amended and Restated Limited Liability Company Agreement of Crestwood Marcellus Midstream, LLC dated March 26, 2012

99.1	Press release dated March 26, 2012